EXHIBIT 10.7

                                 PROMISSORY NOTE



$95,000.00                                                Date:  April 30, 1997

     For value received, the undersigned hereby promises to pay to the order of Kinnard Investments, Inc., the principal sum of ninety-five thousand and 00/100 dollars ($95,000.00). No interest shall be accrued on this note until the note becomes due and payable. After this note becomes due and payable, interest shall accrue daily at the rate of 6% simple interest per year.

     All unpaid principal shall become immediately due and payable when the undersigned ceases to be employed by Kinnard Investments, Inc. or if the proceeds of this note are used other than for purchase of an equity interest in the Spring Hill Country Club (or any successor thereto).

     The undersigned hereby waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor. The failure of the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The undersigned agrees to pay all costs of collection and reasonable attorneys' fees.



/s/ William F. Farley
William F. Farley